UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): May 16, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On May 16, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: May 16, 2003 By: __/s/ Joerg H. Klaube_____

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

PRESS RELEASE

FIRST AFFINITY GROUP TO PROMOTE CUSTOMIZED SPIRITUAL CONTENT,

WHILE REDUCING COMPUTER-RELATED INJURIES

DIGITAL DOOR PRODUCTIONS - ORLANDO, FLORIDA

MAGNITUDE INFORMATION SYSTEMS, INC. - CHESTER, NEW JERSEY - May 16, 2003 -

With an estimated $33 billion a year of worker's compensation being paid out for computer-related injuries - such as Carpal Tunnel Syndrome, elbow, shoulder, back and vision injuries - Magnitude Information Systems, Inc., the leading developer of Anti-InjuryTM software, has partnered with Digital Door Productions to deliver customized Christian content in conjunction with its patented software to help prevent these injuries and the costs associated with them.

Focusing on an estimated 2 million Christian Computer Users in the United State's Southeast, Magnitude and Digital Door Productions have enhanced Magnitude's flagship consumer offering, ErgoCoachTM, to deliver spiritual micro-breaks as a core element of injury avoidance while using the computer. The product named ErgoShepherdTM, is scheduled for launch in late May of this year with airings of ErgoShepherdTM infomercials via TV, Cable, and Church based events. ErgoShepherdTM will also be available on its own dedicated website www.ErgoShepherd.com. One third of all net proceeds will be donated back to the Christian Community via the Church.

"It's estimated that one out of every six computer users will develop Carpal Tunnel Syndrome or some other form of repetitive stress injury during their lifetime. What a fabulous way to deliver spiritually enlightening messages and prevent computer related injuries and the costs associated with them. And there is no difference whether your computer is at home or in the office." said Mark Chroscielewski, Senior Vice-President, Business Development, of Magnitude.

Steven D. Rudnik, founder, President and Chief Executive Officer, said "By partnering with Digital Door Productions, and offering a spiritual experience to the computer user, we truly deliver a holistic offering for the mind, body and spirit."

"Taking a break with God is just as important as taking a break to prevent Carpal Tunnel Syndrome." Said Joey Chase, Chief Executive Officer, Digital Door Productions, "By using ErgoShepherdTM to deliver rich media Christian content, we offer moments of reflection and prayer that would never happen due to the nature of our hectic lifestyles. "

For more information on ErgoShepherd™ call (888) 786-7774, or send an email to info@ErgoShepherd.com or visit our Web site www. ErgoShepherd . com, starting June 1, 2003.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's Anti-Injury™ software solution, ErgoEnterprise, helps companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers.

Magnitude's Anti-Injury™ software products, ErgoFUN and ErgoCoach, for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit www.magnitude.com.

About Digital Door Productions

Digital Door Productions is a full service multi-media, communications, and marketing firm. Digital Door helps corporations develop a leading edge through the development of innovative concepts, proprietary content, and full service media production.

Digital Door's all encompassing capabilities and unparalleled approach towards multi-media development, has put a number of corporations on the cutting edge as pioneers in new media communications technologies. Digital Door has developed award winning content for a wide range of industries from engineering firms like Wharton-Smith, Inc. to hotel chains such as Best Western International. For more information about Digital Door Productions, LLC call (407) 467-5955 or email: contact @justknock.net

For more information, contact Mark Chroscielewski, Senior Vice President, Business Development at Magnitude at 888-786-7774 or visit www. magnitude . com.

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking